Exhibit 99.1

Quest Diagnostics Reports Third Quarter 2024 Financial Results;
Updates Guidance for Full Year 2024

•Third quarter revenues of $2.49 billion, up 8.5% from 2023
•Third quarter reported diluted earnings per share ("EPS") of $1.99, up 1.5% from 2023; and adjusted diluted EPS of $2.30, up 3.6% from 2023
•Full year 2024 revenues now expected to be between $9.80 billion and $9.85 billion; reported diluted EPS now expected to be between $7.60 and $7.70; and adjusted diluted EPS expected to be between $8.85 and $8.95

SECAUCUS, N.J., October 22, 2024 - Quest Diagnostics Incorporated (NYSE: DGX), a leading provider of diagnostic information services, today announced financial results for the third quarter ended September 30, 2024.

"We delivered a strong third quarter, with total revenue growth of 8.5%, including 4.2% organic growth," said Jim Davis, Chairman, CEO and President. "Our performance was driven by new customer wins and expanded business with physicians and hospitals as well as recent acquisitions, including LifeLabs. We are now on track to complete eight acquisitions by year's end that meet our criteria for profitability, growth and returns."

“We have increased our 2024 revenue guidance due to contributions from recent acquisitions and have maintained the midpoint of our adjusted EPS guidance despite the impact of Hurricane Milton in the fourth quarter," Mr. Davis continued. "Given the strength of our business and revenue from acquisitions, we are well positioned to drive accelerated revenue and earnings growth in 2025."

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change	2024	2023	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$2,488	$2,295	8.5%	$7,251	$6,964	4.1%
Diagnostic Information Services revenues	$2,427	$2,228	9.0%	$7,058	$6,755	4.5%
Revenue per requisition			3.3%			1.7%
Requisition volume			5.5%			2.7%
Organic requisition volume			0.5%			0.7%
Operating income (a)	$330	$342	(3.3)%	$985	$995	(1.0)%
Operating income as a percentage of net revenues (a)	13.3%	14.9%	(1.6)%	13.6%	14.3%	(0.7)%
Net income attributable to Quest Diagnostics (a)	$226	$225	0.5%	$649	$662	(1.9)%
Diluted EPS (a)	$1.99	$1.96	1.5%	$5.74	$5.79	(0.9)%
Cash provided by operations	$356	$207	72.5%	$870	$745	17.0%
Capital expenditures	$106	$105	1.0%	$302	$336	(10.4)%

Adjusted (a):
Operating income	$385	$380	1.3%	$1,132	$1,119	1.1%
Operating income as a percentage of net revenues	15.5%	16.6%	(1.1)%	15.6%	16.1%	(0.5)%
Net income attributable to Quest Diagnostics	$262	$254	3.1%	$758	$749	1.2%
Diluted EPS	$2.30	$2.22	3.6%	$6.70	$6.56	2.1%
(a)For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, net income attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.

Updated Guidance for Full Year 2024

The company updates its full year 2024 guidance as shown in the table below. The updated guidance reflects the impact of recent acquisitions including LifeLabs as well as the impact from Hurricane Milton in the fourth quarter. The company projects the disruption from Hurricane Milton to negatively impact net revenues by approximately $15 million and EPS by approximately 8 cents in the fourth quarter.

	Updated Guidance		Prior Guidance
	Low	High	Low	High
Net revenues	$9.80 billion	$9.85 billion	$9.50 billion	$9.58 billion
Net revenues increase	5.9%	6.5%	2.7%	3.5%
Reported diluted EPS	$7.60	$7.70	$7.57	$7.77
Adjusted diluted EPS	$8.85	$8.95	$8.80	$9.00
Cash provided by operations	Approximately $1.3 billion		Approximately $1.3 billion
Capital expenditures	Approximately $420 million		Approximately $420 million

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, gains and losses associated with changes in the carrying value of our strategic investments, and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: 7895081; or via live webcast on our website at www.QuestDiagnostics.com/investor. We suggest participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or, from approximately 10:30 a.m. Eastern Time on October 22, 2024 until midnight Eastern Time on November 5, 2024, by phone at 800-839-5154 for domestic callers or 203-369-3358 for international callers. Anyone listening to the call is encouraged to read our periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics works across the healthcare ecosystem to create a healthier world, one life at a time. We provide diagnostic insights from the results of our laboratory testing to empower people, physicians and organizations to take action to improve health outcomes. Derived from one of the world's largest databases of de-identifiable clinical lab results, Quest's diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve healthcare management. Quest Diagnostics annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our more than 50,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives and create a healthier world. www.QuestDiagnostics.com.

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners, acquisitions and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Wendy Bost, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2024 and 2023
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenues	$2,488	$2,295	$7,251	$6,964

Operating costs and expenses and other operating income:
Cost of services	1,677	1,541	4,865	4,647
Selling, general and administrative	448	380	1,304	1,235
Amortization of intangible assets	32	27	90	81
Other operating expense, net	1	5	7	6
Total operating costs and expenses, net	2,158	1,953	6,266	5,969

Operating income	330	342	985	995

Other income (expense):
Interest expense, net	(49)	(40)	(136)	(112)
Other income (expense), net	15	(3)	27	10
Total non-operating expense, net	(34)	(43)	(109)	(102)

Income before income taxes and equity in earnings of equity method investees	296	299	876	893
Income tax expense	(65)	(68)	(205)	(208)
Equity in earnings of equity method investees, net of taxes	6	6	14	18
Net income	237	237	685	703
Less: Net income attributable to noncontrolling interests	11	12	36	41
Net income attributable to Quest Diagnostics	$226	$225	$649	$662

Earnings per share attributable to Quest Diagnostics’ common stockholders:
Basic	$2.01	$1.99	$5.80	$5.87

Diluted	$1.99	$1.96	$5.74	$5.79

Weighted average common shares outstanding:
Basic	112	112	111	112

Diluted	113	114	112	114

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
September 30, 2024 and December 31, 2023
(in millions, except per share data)
(unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$764	$686
Accounts receivable, net	1,376	1,210
Inventories	184	190
Prepaid expenses and other current assets	299	286
Total current assets	2,623	2,372
Property, plant and equipment, net	2,093	1,816
Operating lease right-of-use assets	661	602
Goodwill	8,605	7,733
Intangible assets, net	1,716	1,166
Investments in equity method investees	125	135
Other assets	272	198
Total assets	$16,095	$14,022

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,313	$1,359
Current portion of long-term debt	603	303
Current portion of long-term operating lease liabilities	176	153
Total current liabilities	2,092	1,815
Long-term debt	5,648	4,410
Long-term operating lease liabilities	543	503
Other liabilities	891	876
Redeemable noncontrolling interest	80	76
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both September 30, 2024 and December 31, 2023; 162 shares issued as of both September 30, 2024 and December 31, 2023	2	2
Additional paid-in capital	2,332	2,320
Retained earnings	9,222	8,825
Accumulated other comprehensive loss	(15)	(14)
Treasury stock, at cost; 50 shares and 51 shares as of September 30, 2024 and December 31, 2023, respectively	(4,732)	(4,826)
Total Quest Diagnostics stockholders’ equity	6,809	6,307
Noncontrolling interests	32	35
Total stockholders’ equity	6,841	6,342
Total liabilities and stockholders’ equity	$16,095	$14,022

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2024 and 2023
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$685	$703
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	358	330
Provision for credit losses	4	—
Deferred income tax benefit	(21)	(39)
Stock-based compensation expense	61	58
Other, net	17	12
Changes in operating assets and liabilities:
Accounts receivable	(140)	(86)
Accounts payable and accrued expenses	(102)	(231)
Income taxes payable	31	—
Other assets and liabilities, net	(23)	(2)
Net cash provided by operating activities	870	745

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(1,781)	(611)
Capital expenditures	(302)	(336)
Other investing activities, net	37	—
Net cash used in investing activities	(2,046)	(947)

Cash flows from financing activities:
Proceeds from borrowings	1,846	1,703
Repayments of debt	(302)	(1,426)
Exercise of stock options	52	60
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(24)	(28)
Dividends paid	(247)	(234)
Distributions to noncontrolling interest partners	(35)	(41)
Other financing activities, net	(36)	(4)
Net cash provided by financing activities	1,254	30

Net change in cash and cash equivalents and restricted cash	78	(172)
Cash and cash equivalents and restricted cash, beginning of period	686	315
Cash and cash equivalents and restricted cash, end of period	$764	$143

Cash paid during the period for:
Interest	$167	$97
Income taxes	$179	$233

Notes to Financial Tables

1)The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Net income attributable to Quest Diagnostics	$226	$225	$649	$662
Less: earnings allocated to participating securities	1	2	3	4
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$225	$223	$646	$658

Weighted average common shares outstanding - basic	112	112	111	112
Effect of dilutive securities:
Stock options and performance share units	1	2	1	2
Weighted average common shares outstanding - diluted	113	114	112	114

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$2.01	$1.99	$5.80	$5.87
Diluted	$1.99	$1.96	$5.74	$5.79

2)The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended September 30, 2024
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$330	13.3%	$(65)	$6	$226	$1.99
Restructuring and integration charges (a)	18	0.7	(3)	—	15	0.13
Other charges (b)	5	0.2	—	—	4	0.04
Gains and losses on investments (c)	—	—	—	2	2	0.02
Other gains (d)	—	—	2	—	(6)	(0.06)
Amortization expense	32	1.3	(8)	—	24	0.21
ETB	—	—	(3)	—	(3)	(0.03)
As adjusted	$385	15.5%	$(77)	$8	$262	$2.30

	Nine Months Ended September 30, 2024
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$985	13.6%	$(205)	$14	$649	$5.74
Restructuring and integration charges (a)	45	0.6	(10)	—	35	0.31
Other charges (b)	12	0.2	—	—	11	0.10
Gains and losses on investments (c)	—	—	(3)	11	8	0.07
Other gains (d)	—	—	2	—	(6)	(0.06)
Amortization expense	90	1.2	(23)	—	67	0.59
ETB	—	—	(6)	—	(6)	(0.05)
As adjusted	$1,132	15.6%	$(245)	$25	$758	$6.70

	Three Months Ended September 30, 2023
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$342	14.9%	$(68)	$6	$225	$1.96
Restructuring and integration charges (a)	6	0.3	(1)	—	5	0.05
Other charges (b)	5	0.2	—	—	5	0.04
Amortization expense	27	1.2	(6)	—	21	0.18
ETB	—	—	(2)	—	(2)	(0.01)
As adjusted	$380	16.6%	$(77)	$6	$254	$2.22

	Nine Months Ended September 30, 2023
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$995	14.3%	$(208)	$18	$662	$5.79
Restructuring and integration charges (a)	32	0.5	(8)	—	24	0.22
Other charges (b)	11	0.1	(2)	—	9	0.08
Gains and losses on investments (c)	—	—	(1)	3	2	0.02
Amortization expense	81	1.2	(20)	—	61	0.53
ETB	—	—	(9)	—	(9)	(0.08)
As adjusted	$1,119	16.1%	$(248)	$21	$749	$6.56

(a)For both the three and nine months ended September 30, 2024 and 2023, the pre-tax impact represents costs primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on our consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(dollars in millions)
Cost of services	$5	$2	$19	$12
Selling, general and administrative	15	4	28	20
Other operating expense, net	(2)	—	(2)	—
Operating income	$18	$6	$45	$32

(b)For the periods presented other operating expense, net includes pre-tax losses associated with the increase in the fair value of the contingent consideration accrual associated with previous acquisitions. Additionally, for the nine months ended September 30, 2023, selling, general and administrative expenses includes the impairment of a corporate facility that was sold. The following table summarizes the pre-tax impact of these other items on our consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(dollars in millions)
Selling, general and administrative	$1	$1	$2	$7
Other operating expense, net	4	4	10	4
Operating income	$5	$5	$12	$11
(c)For both the three and nine months ended September 30, 2024 and for the nine months ended September 30, 2023, the pre-tax impact represents gains and losses associated with changes in the carrying value of our strategic investments, recorded in equity in earnings of equity method investees, net of taxes.

(d)For the three and nine months ended September 30, 2024, other income (expense), net includes a non-recurring $8 million pre-tax gain associated with a foreign exchange forward contract utilized in conjunction with an acquisition.

(e)For restructuring and integration charges, gains and losses on investments, other charges and gains, and amortization expense, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2024 and 2023.

3)The outlook for adjusted diluted EPS represents management’s estimates for the full year 2024 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2024. Additionally, the amount of ETB is dependent upon employee stock option exercises and our stock price, which are difficult to predict. The following table reconciles our 2024 outlook for diluted EPS under GAAP to our outlook for adjusted diluted EPS:

	Low	High
Diluted EPS	$7.60	$7.70
Restructuring and integration charges (a)	0.34	0.34
Amortization expense (b)	0.85	0.85
Other charges (c)	0.12	0.12
Gains and losses on investments (d)	0.07	0.07
Other gains (e)	(0.06)	(0.06)
ETB	(0.07)	(0.07)
Adjusted diluted EPS	$8.85	$8.95

(a)Represents estimated pre-tax charges of $50 million primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were primarily calculated using a combined statutory income tax rate of 25.5%.

(b)Represents estimated pre-tax amortization expenses of $129 million. Income tax benefits were primarily calculated using a combined statutory income tax rate of 25.5%.

(c)Principally represents estimated pre-tax net losses of $13 million associated with the increase in the fair value of the contingent consideration accrual associated with previous acquisitions. No income tax benefits are recorded on the losses associated with the contingent consideration accrual.

(d)Represents $11 million of pre-tax losses associated with changes in the carrying value of our strategic investments. Income tax impacts were calculated using a combined statutory income tax rate of 25.5%.

(e)Includes a non-recurring $8 million pre-tax gain associated with a foreign exchange forward contract utilized in conjunction with an acquisition. Income tax impacts on the gain were calculated using a combined statutory income tax rate of 25.5%.